certification

William Ferri, Principal Executive Officer/President, and Brian Curley, Principal Financial Officer/Treasurer, of the Cantor Select Portfolios Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended December 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Cantor Select Portfolios Trust	Cantor Select Portfolios Trust

/s/ William Ferri	/s/ Brian Curley
William Ferri	Brian Curley
Date:	3/5/2025	Date:	3/5/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.